UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

First National Community Bancorp, Inc.

(Exact name of registrant as specified in its Charter)

Pennsylvania	000-53869	23-2900790
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Identification No.)

102 E. Drinker St., Dunmore, PA, 18512

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 570.346.7667

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

First National Community Bancorp, Inc. (the “Company”) held its Annual Meeting on May 18, 2016. At the Annual Meeting, the shareholders voted on: (i) the election of each of the Company’s three (3) nominees for Class C directors; (ii) a proposal to approve, on an advisory basis, the compensation of executive officers (referred to as the 2016 say-on-pay proposal); and (iii) a proposal to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2016. The results of the voting were as follows:

1. Proposal No. 1: Election of Directors.

     The shareholders of the Company elected all of the Class C directors by the following vote:

Class A Nominees	For	Withheld	Broker Non-Vote
Joseph Coccia	9,166,422	382,305	4,095,097
Dominick L. DeNaples	9,167,904	380,823	4,095,097
John P. Moses, Esquire	9,143,356	405,371	4,095,097

2. Proposal No. 2: 2016 say-on-pay proposal.

     The shareholders of the Company approved the 2016 say-on-pay proposal by the following vote:

For	Against	Abstain	Broker Non-Vote
9,256,938	169,067	122,722	4,095,097

3. Proposal No. 3: Ratification of the appointment of the Company’s independent registered public accounting firm.

        The shareholders of the Company ratified the appointment of Baker Tilly Virchow Krause, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015 by the following vote:

For	Against	Abstain	Broker Non-Vote
13,566,853	60,556	16,415	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL COMMUNITY BANCORP, INC.

By:	/s/ James M. Bone, Jr.
James M. Bone, Jr., CPA Executive Vice President and Chief Financial Officer

Dated: May 20, 2016